Exhibit 99.1

27 October 2020 | NYSE: NXRT

EARNINGS SUPPLEMENT: THIRD QUARTER 2020

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT, SUITE 700

DALLAS, TX 75201

PHONE: 972-628-4100

INVESTOR RELATIONS:

JACKIE GRAHAM - 972-419-6213

WWW.NEXPOINTLIVING.COM

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1
Cautionary Statement Regarding Forward-Looking Statements	3
Overview	5
Highlights of Recent Activity	6
Financial Summary	7
Components of Net Asset Value	8
Consolidated Balance Sheets	9
Consolidated Statements of Operations	10
Q3 Same Store Results	11
Q3 Same Store Properties Operating Metrics	13
YTD Same Store Results	15
FFO, Core FFO and AFFO	17
Historical Capital Expenditures	18
Value-Add Program Details	19
Outstanding Debt Details	20
Debt Maturity Schedule	22
Historical Acquisition Details	23
Historical Disposition Details	24
Definitions and Reconciliations of Non-GAAP Measures	25

TORREYANA APARTMENTS: LAS VEGAS, NV

CLUBHOUSE UPON ACQUISITION

   CLUBHOUSE POST RENOVATION – COMPLETED IN 2020

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Jackie Graham

JGraham@nexpointadvisors.com

972-419-6213

Media inquiries: MediaRelations@nexpointadvisors.com

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS THIRD QUARTER 2020 RESULTS

NXRT Board Approves 9.2% Increase in Quarterly Dividend, Demonstrating Sunbelt Affordable Housing Portfolio Continues to Exhibit Resilience; Returns 5.96x Multiple on Invested Capital on $55.5 million DFW Asset

Dallas, TX, October 27, 2020 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the third quarter ended September 30, 2020.

Highlights

•

NXRT[1] reported Net Income, FFO[2], Core FFO[2] and AFFO[2] of $29.6M, $17.2M, $13.3M and $15.1M, respectively, attributable to common stockholders for the quarter ended September 30, 2020, compared to Net Income, FFO, Core FFO, and AFFO of $119.1M, $8.6M, $11.5M and $13.3M, respectively, attributable to common stockholders for the quarter ended September 30, 2019.

•

NXRT reported Net Income, FFO, Core FFO and AFFO of $48.2M, $41.6M, $41.3M and $46.5M, respectively, attributable to common stockholders for the nine months ended September 30, 2020, compared to Net Income, FFO, Core FFO, and AFFO of $112.4M, $30.6M, $33.5M and $38.9M, respectively, attributable to common stockholders for the nine months ended September 30, 2019.

•

For the three months ended September 30, 2020, Q3 Same Store properties[3] average effective rent, total revenue and NOI[2] increased 1.8%, 3.3% and 4.5%, respectively, and occupancy increased 170 bps over the prior year period.

•

For the nine months ended September 30, 2020, YTD Same Store properties[3] average effective rent, total revenue and NOI[2] increased 1.6%, 4.1% and 4.7%, respectively, and occupancy increased 160 bps over the prior year period.

•

The weighted average effective monthly rent per unit across all 36 properties held as of September 30, 2020 (the “Portfolio”), consisting of 13,657 units, was $1,122, while physical occupancy was 95.0%.

•	On September 30, 2020, NXRT disposed of Eagle Crest for a sales price of $55.5 million and net cash proceeds of $25.0 million after repayment of debt and closing costs.
•	NXRT paid a third quarter dividend of $0.3125 per share of common stock on September 30, 2020.
•

On October 26, 2020, the Company’s board declared a quarterly dividend of $0.34125 per share, a 9.2% increase from the previous dividend per share. Since inception, NXRT has increased the dividend per share by 65.7%.

•

During the third quarter, for the properties in our Portfolio, we completed 425 full and partial upgrades and leased 276 upgraded units, achieving an average monthly rent premium of $141 and a 22.5% ROI[4]. Since inception, for the properties currently in our Portfolio, we have completed 7,584 full and partial upgrades and achieved an average monthly rental increase per unit of $97, equating to a 24.4% ROI on all units leased as of September 30, 2020.

•	During the nine months ended September 30, 2020, through its at-the-market offering (“ATM program”), NXRT issued approximately 0.8 million shares for approximately $38.1 million in gross proceeds.
1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net income (loss), see the “Definitions and Reconciliations of Non-GAAP Measures” and “FFO, Core FFO and AFFO” sections of this release.

3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 28 properties encompassing 9,926 units of apartment space in our Same Store pool for the three months ended September 30, 2020 (our “Q3 Same Store”

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

properties) and 24 properties encompassing 9,074 units of apartment space in our Same Store pool for the nine months ended September 30, 2020 (our “YTD Same Store” properties).
4)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

•

During the nine months ended September 30, 2020, NXRT repurchased 1,644,697 shares at a weighted average price of $27.07 per share. Since inception, NXRT has repurchased 2,382,155 shares at a weighted average price of $25.70 per share.

•

On July 27, 2020, NXRT appointed Catherine Wood as an independent director to the Company’s board of directors (the “Board”). Ms. Wood brings a wealth of knowledge, extensive leadership experience, and a fresh perspective that complements the Company’s mission to diversify NXRT’s Board and management team. Both management and the Board believe the Company will benefit from diversification of viewpoints and experiences. Ms. Wood is Chief Executive Officer and Chief Investment Officer of ARK Investment Management LLC, an investment manager she founded in 2014.

Third Quarter 2020 Financial Results

•	Total revenues were $51.0 million for the third quarter of 2020, compared to $46.8 million for the third quarter of 2019.
•

Net income for the third quarter of 2020 totaled $29.6 million, or income of $1.19 per diluted share, which included $17.7 million of depreciation and amortization expense. This compared to a net income of $119.1 million, or a income of $4.84 per diluted share, for the third quarter of 2019, which included $17.2 million of depreciation and amortization expense.

•

The change in our net income of $29.6 million for the three months ended September 30, 2020 as compared to our net income of $119.1 million for the three months ended September 30, 2019 primarily relates to a decrease in gain on sales of real estate, partially offset by an increase in total revenues.

•	For the third quarter of 2020, NOI was $28.8 million on 36 properties, compared to $26.1 million for the third quarter of 2019 on 37 properties.
•	For the third quarter of 2020, Q3 Same Store NOI increased 4.5% to $19.4 million, compared to $18.6 million for the third quarter of 2019.
•	For the third quarter of 2020, FFO totaled $17.2 million, or $0.69 per diluted share, compared to $8.6 million, or $0.35 per diluted share, for the third quarter of 2019.
•	For the third quarter of 2020, Core FFO totaled $13.3 million, or $0.53 per diluted share, compared to $11.5 million, or $0.47 per diluted share, for the third quarter of 2019.
•	For the third quarter of 2020, AFFO totaled $15.1 million, or $0.60 per diluted share, compared to $13.3 million, or $0.54 per diluted share, for the third quarter of 2019.

2020 Year to Date Financial Results

•	Total revenues were $154.3 million for the nine months ended September 30, 2020, compared to $131.4 million for the nine months ended September 30, 2019.
•

Net income for the nine months ended September 30, 2020 totaled $48.4 million, or income of $1.91 per diluted share, which included a gain on sales of real estate of $69.2 million and $62.5 million of depreciation and amortization expense. This compared to net income of $112.7 million, or income of $4.63 per diluted share, nine months ended September 30, 2019, which included a gain on sales of real estate of $127.7 and $45.7 million of depreciation and amortization expense.

•

The change in our net income of $48.4 million for the nine months ended September 30, 2020 as compared to our net income of $112.7 million for the nine months ended September 30, 2019 primarily relates to a decrease in gains on sales of real estate and increases in depreciation and total property operating expenses, partially offset by an increase in total revenue.

•	For the nine months ended September 30, 2020, NOI was $88.0 million on 36 properties, compared to $74.3 million for the nine months ended September 30, 2019 on 37 properties.
•	For the nine months ended September 30, 2020, Same Store NOI increased 4.7% to $51.5 million, compared to $49.2 million for the nine months ended September 30, 2019.
•

For the nine months ended September 30, 2020, FFO totaled $41.6 million, or $1.65 per diluted share, compared to $30.6 million, or $1.26 per diluted share, for the nine months ended September 30, 2019.

•

For the nine months ended September 30, 2020, Core FFO totaled $41.3 million, or $1.64 per diluted share, compared to $33.5 million, or $1.38 per diluted share, for the nine months ended September 30, 2019.

•

For the nine months ended September 30, 2020, AFFO totaled $46.5 million, or $1.85 per diluted share, compared to $38.9 million, or $1.60 per diluted share, for the nine months ended September 30, 2019.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Subsequent Events & Operational Trends

•

The Company is providing a summary of select October operating metrics in response to economic challenges and related government actions and regulations as a result of the ongoing novel Coronavirus (“COVID-19”) pandemic:

o

As of October 25, 2020, combined, rent cash collections and payment plans under lease amendments signed by residents financially impacted by COVID-19 represented 97.1% of billed rent for October 2020. This compares to 99.5% average cash collections in 2019. Rent cash collections represented 95.0% of billed October 2020 rent and promises to pay by financially impacted residents under lease amendments represented 2.1% of billed October 2020 rent.

o	Average Physical Occupancy for the Same Store Portfolio was strong at 94.8% as of October 26, 2020, while resident retention was 52.5%.
•

COVID-19 has resulted in cessation, severe curtailment, or impairment of business activities in most sectors of the economy in all markets we operate in, due to governmental “stay at home” orders, risk mitigation procedures, closure of businesses not considered to be “essential,” as well as other direct and indirect impacts, including those that may not yet be identified. This has resulted in a rapid and dramatic increase in unemployment in the U.S. We cannot estimate the extent of COVID-19’s future negative impacts or how long the negative impacts of COVID-19 will persist. In addition, it is possible that, even after the initial restrictions due to COVID-19 ease, they could be reinstituted in case of future waves of infection or if additional pandemics occur. As a result of these uncertainties related to COVID-19, the Company continues to withhold its full-year 2020 guidance outlook.

•

On October 13, 2020, the Company extended the maturity date of the Corporate Credit Facility from January 28, 2021 to January 28, 2022. Upon exercising the option to extend the Corporate Credit Facility, the Company incurred an extension fee of $0.6 million.

Third Quarter Earnings Conference Call

NexPoint Residential Trust, Inc. ("NXRT" or the "Company") (NYSE: NXRT) announced today that the Company is scheduled to host a conference call on Tuesday, October 27, 2020 at 11:00 a.m. ET (10:00 am CT), to discuss third quarter financial results. The conference call can be accessed live over the phone by dialing 800-367-2403 or, for international callers, +1 334-777-6978 and using passcode Conference ID: 9147899.  A live audio webcast of the call will be available online at the Company's website, http://www.nexpointliving.com (under "Investor Relations").  An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, November 3, 2020 by dialing 888-203-1112 or, for international callers, +1 719-457-0820 and entering passcode 9147899.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of NexPoint Advisors, L.P., an SEC-registered investment advisor, which has extensive real estate experience. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, www.nexpointliving.com, under the “Investor Relations” tab.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, NXRT’s 2020 adjusted NOI estimate and the related assumptions, the COVID-19 pandemic and its effects on the Company, net asset value and the related components and assumptions, planned value-add programs, including projected average rent, rent change and return on investment and expected acquisitions and dispositions. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate geographic spread, duration and severity of the COVID-19 pandemic, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC: THIRD QUARTER 2020 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$44.21
Insider Ownership	13.05%
2020 Q4 Dividend Per Share	$0.34125
Dividend Yield (1)	3.09%
Shares Outstanding - basic (Wtd Avg. 3 mo. ended 09/30/2020)	24,372
Shares Outstanding - diluted (Wtd Avg. 3 mo. ended 09/30/2020)	24,926
(1)	As of the close of market trading on October 26, 2020.

Portfolio Composition by Market

Market	% of Units
Dallas/Fort Worth	17.5%
South Florida	14.3%
Nashville	13.5%
Atlanta	10.7%
Phoenix	9.7%
Houston	8.7%
Orlando	8.6%
Las Vegas	8.5%
Charlotte	4.3%
Tampa	4.2%
Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

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Highlights of Recent Activity

DISPOSITION

Property Name	Location	Date of Sale	Sales Price	Multiple on Invested Capital	Net Cash Proceeds (1)	Gain on Sale of Real Estate
Eagle Crest	Irving, Texas	September 30, 2020	$55,500	5.96x	$24,974	$30,160

(1)	Represents sales price, net of debt repayment and prepayment penalties.

COVID-19 Updates

October Collections Against NMHC Average (dollars in thousands)

	October 2020	Collection %	NMHC Avg.	NXRT vs. NMHC Avg.
Total Tenant Charges	$16,945
Total Deposits	$16,098	95.0%	90.6%	+ 4.4%
Total Payment Plans	$353
Total Collections	$16,451	97.1%

*NXRT collections data as of October 25, 2020. NMHC average collections data as of October 20, 2020.

October Occupancy Trends

	October 26,
	2020	vs. 2019
Occupancy	94.6%	+207 bps
Leased	96.9%	+233 bps
60-Day Trend	92.1%	+141 bps

Q3 NXRT Collections by Market

Markets	As of September 30, 2020 (1)	As of October 26, 2020 (1)
Las Vegas	90.0%	92.9%
Charlotte	94.0%	95.2%
Atlanta	94.3%	96.1%
South Florida	94.6%	96.7%
Orlando	95.3%	97.2%
Houston	97.0%	98.2%
Dallas	97.0%	98.1%
Tampa	97.1%	98.3%
Nashville	97.5%	98.8%
Phoenix	98.2%	99.1%
Portfolio	95.6%	97.2%

(1)	Represents collected rent as a percentage of charged rent for July, August and September as of the applicable date. NXRT is still pursuing collections on the outstanding balances from these months.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Financial Summary

	Q3 2020	Q3 2019	YTD 2020	YTD 2019
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization (as of the last day of the period)	$1,088,000	$1,160,000
Share Price (as of the last day of the period)	$44.35	$46.76
Weighted average common shares outstanding - basic	24,372	24,088	24,688	23,793
Weighted average common shares outstanding - diluted	24,926	24,557	25,194	24,280

Earnings Profile
Total revenues	$50,990	$46,833	$154,252	$131,390
Net income attributable to common stockholders	29,552	118,747	48,217	112,406
NOI (1)	28,844	26,100	88,046	74,264
Same Store NOI (2)	19,407	18,575	51,527	49,200
Same Store NOI Growth (%) (2)	4.5%		4.7%

Earnings Metrics Per Common Share (diluted basis)
Earnings	$1.19	$4.84	$1.91	$4.63
FFO (1)	$0.69	$0.35	$1.65	$1.26
Core FFO (1)	$0.53	$0.47	$1.64	$1.38
AFFO (1)	$0.60	$0.54	$1.85	$1.60
Dividends declared per common share	$0.3125	$0.275	$0.938	$0.825
FFO Coverage (3)	2.20x	1.27x	1.76x	1.53x
Core FFO Coverage (3)	1.71x	1.70x	1.75x	1.67x
AFFO Coverage (3)	1.94x	1.97x	1.97x	1.94x

Portfolio
Total Properties	36	37
Total Units	13,657	13,757
Occupancy	95.0%	93.6%
Average Effective Monthly Rent per Unit	$1,122	$1,095

Same Store Portfolio Metrics (2)
Total Same Store Properties	28	28	24	24
Total Same Store Units	9,926	9,926	9,074	9,074
Occupancy	95.1%	93.4%	94.9%	93.3%
Average Effective Monthly Rent per Unit	$1,058	$1,039	$1,042	$1,026

Value-Add Program
Completed Rehab Units	425	756	1,248	1,983
Cumulative Completed Rehab Units (4)	7,584
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$97
ROI on Post-Rehab Units	24.4%

Outstanding Debt Summary
Total Mortgage Debt	$1,121,805	$1,060,948
Credit Facilities	215,000	107,000
Total Debt Outstanding	$1,336,805	$1,167,948
Leverage Ratio (Net Debt to Enterprise Value) (5)	54%	49%
(1)	For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.
(2)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. For additional information regarding our Q3 and YTD Same Store properties, see the “Q3 Same Store Results” and “YTD Same Store Results” section of this release.

(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.
(4)	Inclusive of all full and partial interior upgrades completed through. Cumulative results exclude rehabs completed for properties sold through September 30, 2020.
(5)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE VALUE BY MARKET

Property	NOI	Cap Rate Range (1)		Value Range (2)
Market	Contribution	Min	Max	Min	Max
Texas
Dallas/Fort Worth	13.3%	4.7%	5.0%	$305,091	$333,058
Houston	7.7%	5.0%	5.3%	165,571	180,098

North Carolina
Charlotte	3.8%	4.7%	5.0%	87,465	95,482

Georgia
Atlanta	10.5%	4.7%	5.0%	241,408	263,537

Tennessee
Nashville	13.6%	4.7%	5.0%	312,113	340,723

Florida
Orlando	9.0%	5.0%	5.3%	194,249	211,292
Tampa	3.5%	4.7%	5.0%	79,299	86,568
South Florida	17.2%	4.7%	5.0%	394,250	430,389

Nevada
Las Vegas	10.4%	5.0%	5.3%	225,652	245,450

Arizona
Phoenix	11.0%	4.7%	5.0%	255,327	275,945
Total / Ave	100.0%	4.8%	5.1%	$2,260,425	$2,462,542

NAV SUMMARY

Component	Min	Max
Tangible Assets
Real Estate (2)	$2,260,425	$2,462,542
Cash (4)	70,282
Restricted Cash - Renovation Reserves (5)	11,918
Renovation Expenditures (5)	(2,980)
Cash Adjustments (6)	(773)
Fair Market Value of Interest Rate Swaps	0
Other Assets	46,937
Value of Assets	$2,385,810	$2,587,927

Tangible Liabilities
Credit Facility (7)	$215,000
Mortgage Debt	1,121,805
Total Outstanding Debt	1,336,805
Forward 12-month Principal Payments (7)	(773)
Total Outstanding Debt (FY 2020 Est.)	1,336,032
Other Tangible Liabilities (at Book)	37,943
Derivative Liability	51,077
Value of Liabilities	$1,425,052
Net Leverage (mid-point)	57%
Net Asset Value	$960,758	$1,162,875
Shares outstanding - diluted (FY 2020 Est.)	25,160
Est. NAV / Share	$38.19	$46.22
NAV / Share (mid-point)	$42.20

NOI ESTIMATE

2Q 2020 NOI Actual	29,217
3Q 2020 NOI Actual	28,844
	Low	High

FY 2020 Adjusted NOI Est. (3)	$114,650	$117,650

IMPLIED VALUATION METRICS

	Min	Max
Implied Real Estate Value	$2,260,425	$2,462,542
No. of Units (September 30, 2020) (2)	13,853
Implied Value/Apartment Unit	$163.2	$177.8
Implied Value/Apartment Unit (mid-point)	$170.5

(1)	Management estimates based on independent third-party review of our properties.
(2)	Full Year 2020 Adjusted NOI estimate is presented for the existing portfolio (36 properties as of September 30, 2020).
(3)

Based on Green Street Advisors’ “Residential Sectors” Report dated April 19, 2020. FY 2020 Adjusted NOI estimate does not consider any additional acquisitions or dispositions activity for the remainder of the year.

(4)	Includes approximately $24.3 million of Eagle Crest disposition proceeds currently held at Republic Title of Texas, Inc., the Qualified Intermediary.
(5)	Includes approximately $11.9 million that is held for value-add upgrades; reduced by $3.0 million for estimated fourth quarter 2020 rehab expenditures.
(6)	Includes approximately $0.8 million in forward 12-month principal payments.
(7)	Includes outstanding balance of September 30, 2020.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Operating Real Estate Investments
Land	$312,436	$317,886
Buildings and improvements	1,460,793	1,472,319
Intangible lease assets	—	12,414
Construction in progress	16,425	4,375
Furniture, fixtures, and equipment	91,304	81,038
Total Gross Operating Real Estate Investments	1,880,958	1,888,032
Accumulated depreciation and amortization	(195,800)	(152,552)
Total Net Operating Real Estate Investments	1,685,158	1,735,480
Real estate held for sale, net of accumulated depreciation of $0 and $7,859, respectively	—	46,330
Total Net Real Estate Investments	1,685,158	1,781,810
Cash and cash equivalents	70,282	25,671
Restricted cash	38,334	45,511
Accounts receivable	10,770	6,285
Prepaid and other assets	9,751	2,336
Fair market value of interest rate swaps	—	4,376
TOTAL ASSETS	$1,814,295	$1,865,989

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable, net	$1,116,573	$1,145,371
Mortgages payable held for sale, net	—	41,176
Credit facility, net	214,540	216,501
Accounts payable and other accrued liabilities	12,503	11,971
Accrued real estate taxes payable	19,049	12,206
Accrued interest payable	2,182	3,691
Security deposit liability	2,726	2,977
Prepaid rents	1,483	1,658
Fair market value of interest rate swaps	51,077	902
Total Liabilities	1,420,133	1,436,453

Redeemable noncontrolling interests in the Operating Partnership	3,248	3,295

Stockholders' Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 24,541,683 and 25,245,740 shares issued and outstanding, respectively	244	251
Additional paid-in capital	354,530	359,748
Accumulated earnings less dividends	88,028	63,776
Accumulated other comprehensive income (loss)	(51,888)	2,466
Total Stockholders' Equity	390,914	426,241
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,814,295	$1,865,989

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Rental income	$49,578	$45,854	$149,945	$128,270
Other income	1,412	979	4,307	3,120
Total revenues	50,990	46,833	154,252	131,390
Expenses
Property operating expenses	11,906	11,456	35,591	31,256
Real estate taxes and insurance	7,686	6,731	23,485	18,053
Property management fees (1)	1,489	1,408	4,504	3,939
Advisory and administrative fees (2)	1,976	1,891	5,777	5,613
Corporate general and administrative expenses	2,807	2,339	8,440	7,313
Property general and administrative expenses	1,559	1,547	4,924	4,973
Depreciation and amortization	17,723	17,228	62,479	45,692
Total expenses	45,146	42,600	145,200	116,839
Operating income before gain on sales of real estate	5,844	4,233	9,052	14,551
Gain on sales of real estate	30,160	127,700	69,151	127,700
Operating income	36,004	131,933	78,203	142,251
Interest expense	(11,049)	(9,960)	(33,704)	(26,638)
Loss on extinguishment of debt and modification costs	(596)	(2,869)	(1,470)	(2,869)
Casualty gains	4,960	—	3,932	—
Miscellaneous income	322	—	1,401	—
Net income	29,641	119,104	48,362	112,744

Net income attributable to redeemable noncontrolling interests in the Operating Partnership	89	357	145	338
Net income attributable to common stockholders	$29,552	$118,747	$48,217	$112,406
Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	4,068	(3,550)	(54,518)	(20,161)
Total comprehensive income (loss)	33,709	115,554	(6,156)	92,583
Comprehensive income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	101	347	(19)	278
Comprehensive income (loss) attributable to common stockholders	$33,608	$115,207	$(6,137)	$92,305

Weighted average common shares outstanding - basic	24,372	24,088	24,688	23,793
Weighted average common shares outstanding - diluted	24,926	24,557	25,194	24,280

Earnings per share - basic	$1.21	$4.93	$1.95	$4.72
Earnings per share - diluted	$1.19	$4.84	$1.91	$4.63
(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the Operating Partnership (the “OP”).
(2)	Fees incurred to the Company’s adviser.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q3 Same Store Results of Operations for the Three Months Ended September 30, 2020 and 2019

There are 28 properties encompassing 9,926 units of apartment space, or approximately 73% of our Portfolio, in our same store pool for the three months ended September 30, 2020 and 2019 (our “Q3 Same Store” properties). Our Q3 Same Store properties exclude the following 8 properties in our Portfolio as of September 30, 2020: Residences at Glenview Reserve, Residences at West Place, Avant at Pembroke Pines, Arbors of Brentwood, Torreyana Apartments, Bloom, Bella Solara and Cutter’s Point.

As of September 30, 2020, our Q3 Same Store properties were approximately 95.1% leased with a weighted average monthly effective rent per occupied apartment unit of $1,058, a year-over-year increase of 170 bps and an increase of $19, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended September 30, 2020 and 2019 for our Q3 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended September 30,
	2020	2019	$ Change	% Change
Revenues
Same Store
Rental income	$33,468	$32,328	$1,140	3.5%
Other income	586	635	(49)	-7.7%
Same Store revenues	34,054	32,963	1,091	3.3%
Non-Same Store
Rental income	16,110	13,526	2,584	19.1%
Other income	826	344	482	N/M
Non-Same Store revenues	16,936	13,870	3,066	22.1%
Total revenues	50,990	46,833	4,157	8.9%

Operating expenses
Same Store
Property operating expenses (1)	7,845	7,887	(42)	-0.5%
Real estate taxes and insurance	4,921	4,644	277	6.0%
Property management fees (2)	1,017	983	34	3.5%
Property general and administrative expenses (3)	864	874	(10)	-1.1%
Same Store operating expenses	14,647	14,388	259	1.8%
Non-Same Store
Property operating expenses (4)	3,917	3,535	382	10.8%
Real estate taxes and insurance	2,765	2,087	678	32.5%
Property management fees (2)	472	425	47	11.1%
Property general and administrative expenses (5)	345	298	47	15.8%
Non-Same Store operating expenses	7,499	6,345	1,154	18.2%
Total operating expenses	22,146	20,733	1,413	6.8%

NOI
Same Store	19,407	18,575	832	4.5%
Non-Same Store	9,437	7,525	1,912	25.4%
Total NOI (6)	$28,844	$26,100	$2,744	10.5%
(1)	For the three months ended September 30, 2020 and 2019, excludes approximately $653,000 and $26,000, respectively, of casualty-related expenses.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the three months ended September 30, 2020 and 2019, excludes approximately $244,000 and $223,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the three months ended September 30, 2020 and 2019, excludes approximately $(509,000) and $8,000, respectively, of casualty-related expenses/(recoveries).
(5)

For the three months ended September 30, 2020 and 2019, excludes approximately $106,000 and $152,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table contains additional information about our Q3 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended September 30, 2020 and 2019 (dollars in thousands, except for per unit data):

	Q3 2020	Q3 2019	% Change
Same Store Total Units	9,926	9,926
Same Store Occupied Units	9,437	9,274
Same Store Ending Occupancy	95.1%	93.4%	1.7%
Same Store Average Rent per Unit	$1,058	$1,039	1.8%

Same Store Revenues
Same Store Rental Income	$33,468	$32,328	3.5%
Same Store Other Income	586	635	-7.7%
Total Same Store Revenues	34,054	32,963	3.3%

Same Store Operating Expenses
Payroll	3,277	3,228	1.5%
Repairs & Maintenance	2,647	2,847	-7.0%
Utilities	1,921	1,812	6.0%
Real Estate Taxes	4,260	4,089	4.2%
Insurance	661	555	19.1%
Property Management Fees	1,017	983	3.5%
Office Operations	587	566	3.7%
Marketing	277	308	-10.1%
Total Same Store Operating Expenses	14,647	14,388	1.8%

Q3 Same Store NOI	$19,407	$18,575	4.5%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q3 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	bps ∆	Q3 2020	Q3 2019	% Change
Texas
Dallas	2,391	$970	$950	2.1%	95.6%	93.3%	230	$7,711	$7,388	4.4%
Houston	1,184	1,108	1,131	-2.0%	94.6%	94.2%	40	4,156	4,144	0.3%
Average/Total	3,575	1,016	1,010	0.6%	95.3%	93.6%	170	11,867	11,532	2.9%

North Carolina
Charlotte	577	1,016	990	2.6%	96.5%	92.2%	430	1,834	1,722	6.5%
Average/Total	577	1,016	990	2.6%	96.5%	92.2%	430	1,834	1,722	6.5%

Georgia
Atlanta	1,460	1,114	1,097	1.5%	95.4%	93.6%	180	4,911	4,821	1.9%
Average/Total	1,460	1,114	1,097	1.5%	95.4%	93.6%	180	4,911	4,821	1.9%

Tennessee
Nashville	1,142	987	981	0.6%	93.7%	93.6%	10	3,650	3,507	4.1%
Average/Total	1,142	987	981	0.6%	93.7%	93.6%	10	3,650	3,507	4.1%

Florida
Orlando	830	1,155	1,162	-0.6%	91.8%	92.7%	-90	2,884	2,955	-2.4%
Tampa	576	986	943	4.6%	95.7%	94.6%	110	1,757	1,697	3.5%
South Florida	439	1,255	1,202	4.4%	97.5%	92.0%	550	1,753	1,680	4.3%
Average/Total	1,845	1,126	1,103	2.1%	94.4%	93.1%	130	6,394	6,332	1.0%

Arizona
Phoenix	1,327	1,093	1,037	5.4%	95.7%	93.7%	200	4,812	4,414	9.0%
Average/Total	1,327	1,093	1,037	5.4%	95.7%	93.7%	200	4,812	4,414	9.0%

Average/Total	9,926	$1,058	$1,039	1.8%	95.1%	93.4%	170	$33,468	$32,328	3.5%
(1)	This table only includes the 28 properties in our Q3 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

QoQ Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q3 2020	Q2 2020	% Change	Q3 2020	Q2 2020	bps ∆	Q3 2020	Q2 2020	% Change
Texas
Dallas	2,391	$970	$959	1.1%	95.6%	95.9%	-30	$7,711	$7,651	0.8%
Houston	1,184	1,108	1,137	-2.6%	94.6%	94.6%	0	4,156	4,208	-1.2%
Average/Total	3,575	1,016	1,018	-0.2%	95.3%	95.5%	-20	11,867	11,859	0.1%

North Carolina
Charlotte	577	1,016	1,000	1.6%	96.5%	97.2%	-70	1,834	1,812	1.2%
Average/Total	577	1,016	1,000	1.6%	96.5%	97.2%	-70	1,834	1,812	1.2%

Georgia
Atlanta	1,460	1,114	1,103	1.0%	95.4%	95.2%	20	4,911	4,871	0.8%
Average/Total	1,460	1,114	1,103	1.0%	95.4%	95.2%	20	4,911	4,871	0.8%

Tennessee
Nashville	1,142	987	979	0.8%	93.7%	95.0%	-130	3,650	3,617	0.9%
Average/Total	1,142	987	979	0.8%	93.7%	95.0%	-130	3,650	3,617	0.9%

Florida
Orlando	830	1,155	1,161	-0.5%	91.8%	93.9%	-210	2,884	2,933	-1.7%
Tampa	576	986	973	1.3%	95.7%	96.4%	-70	1,757	1,753	0.2%
South Florida	439	1,255	1,259	-0.3%	97.5%	97.7%	-20	1,753	1,751	0.1%
Average/Total	1,845	1,126	1,126	0.0%	94.4%	95.6%	-120	6,394	6,437	-0.7%

Arizona
Phoenix	1,327	1,093	1,078	1.4%	95.7%	95.6%	10	4,812	4,602	4.6%
Average/Total	1,327	1,093	1,078	1.4%	95.7%	95.6%	10	4,812	4,602	4.6%

Average/Total	9,926	$1,058	$1,053	0.5%	95.1%	95.5%	-40	$33,468	$33,198	0.8%

(1)	This table only includes the 28 properties in our Q3 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

YTD Same Store Results of Operations for the Nine Months Ended September 30, 2020 and 2019

There are 24 properties encompassing 9,074 units of apartment space, or approximately 66% of our Portfolio, in our same store pool for the nine months ended September 30, 2020 and 2019 (our “YTD Same Store” properties). Our YTD Same Store properties exclude the following 12 properties in our Portfolio as of September 30, 2020: Bella Vista, The Enclave, The Heritage, Summers Landing, Residences at Glenview Reserve, Residences at West Place, Avant at Pembroke Pines, Arbors of Brentwood, Torreyana Apartments, Bloom, Bella Solara and Cutter’s Point.

As of September 30, 2020, our YTD Same Store properties were approximately 94.9% leased with a weighted average monthly effective rent per occupied apartment unit of $1,042, a year-over-year increase of 160 bps and an increase of $16, respectively.

The following table reflects the revenues, property operating expenses and NOI for the nine months ended September 30, 2020 and 2019 for our YTD Same Store and Non-Same Store properties (dollars in thousands):

	For the Nine Months Ended September 30,
	2020	2019	$ Change	% Change
Revenues
Same Store
Rental income	$89,868	$85,901	$3,967	4.6%
Other income	1,671	2,074	(403)	-19.4%
Same Store revenues	91,539	87,975	3,564	4.1%
Non-Same Store
Rental income	60,077	42,369	17,708	41.8%
Other income	2,636	1,046	1,590	N/M
Non-Same Store revenues	62,713	43,415	19,298	44.5%
Total revenues	154,252	131,390	22,862	17.4%

Operating expenses
Same Store
Property operating expenses (1)	20,624	20,541	83	0.4%
Real estate taxes and insurance	14,273	12,966	1,307	10.1%
Property management fees (2)	2,725	2,626	99	3.8%
Property general and administrative expenses (3)	2,390	2,642	(252)	-9.5%
Same Store operating expenses	40,012	38,775	1,237	3.2%
Non-Same Store
Property operating expenses (4)	13,766	10,689	3,077	28.8%
Real estate taxes and insurance	9,212	5,087	4,125	N/M
Property management fees (2)	1,779	1,313	466	35.5%
Property general and administrative expenses (5)	1,437	1,262	175	13.9%
Non-Same Store operating expenses	26,194	18,351	7,843	42.7%
Total operating expenses	66,206	57,126	9,080	15.9%

NOI
Same Store	51,527	49,200	2,327	4.7%
Non-Same Store	36,519	25,064	11,455	45.7%
Total NOI (6)	$88,046	$74,264	$13,782	18.6%
(1)	For the nine months ended September 30, 2020 and 2019, excludes approximately $61,000 and $(7,000), respectively, of casualty-related expenses/(recoveries).
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the nine months ended September 30, 2020 and 2019, excludes approximately $596,000 and $663,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the nine months ended September 30, 2020 and 2019, excludes approximately $140,000 and $33,000, respectively, of casualty-related expenses.
(5)

For the nine months ended September 30, 2020 and 2019, excludes approximately $501,000 and $406,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table contains additional information about our YTD Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the nine months ended September 30, 2020 and 2019 (dollars in thousands, except for per unit data):

	YTD 2020	YTD 2019	% Change
Same Store Total Units	9,074	9,074
Same Store Occupied Units	8,613	8,469
Same Store Ending Occupancy	94.9%	93.3%	1.6%
Same Store Average Rent per Unit	$1,042	$1,026	1.6%

Same Store Revenues
Same Store Rental Income	$89,868	$85,901	4.6%
Same Store Other Income	1,671	2,074	-19.4%
Total Same Store Revenues	91,539	87,975	4.1%

Same Store Operating Expenses
Payroll	8,784	8,692	1.1%
Repairs & Maintenance	7,116	7,241	-1.7%
Utilities	4,724	4,608	2.5%
Real Estate Taxes	12,528	11,391	10.0%
Insurance	1,745	1,575	10.8%
Property Management Fees	2,725	2,626	3.8%
Office Operations	1,598	1,692	-5.6%
Marketing	792	950	-16.6%
Total Same Store Operating Expenses	40,012	38,775	3.2%

YTD Same Store NOI	$51,527	$49,200	4.7%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income, the most directly comparable GAAP financial measure, for the three and nine months ended September 30, 2020 and 2019 (in thousands, except per share amounts):

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2020	2019	2020	2019	% Change (1)
Net income		$29,641	$119,104	$48,362	$112,744	N/M
Depreciation and amortization		17,723	17,228	62,479	45,692	36.7%
Gain on sales of real estate		(30,160)	(127,700)	(69,151)	(127,700)	-45.8%
Adjustment for noncontrolling interests		(52)	(26)	(125)	(92)	35.9%
FFO attributable to common stockholders		17,152	8,606	41,565	30,644	35.6%

FFO per share - basic		$0.70	$0.36	$1.68	$1.29	30.7%
FFO per share - diluted		$0.69	$0.35	$1.65	$1.26	30.7%

Loss on extinguishment of debt and modification costs		596	2,869	1,470	2,869	-48.8%
Casualty-related expenses/(recoveries)		(47)	34	726	26	N/M
Casualty gains		(4,960)	—	(3,932)	—	0.0%
Pandemic expense	(2)	191	—	475	—	0.0%
Amortization of deferred financing costs - acquisition term notes		345	—	1,039	—	0.0%
Adjustment for noncontrolling interests		11	(9)	2	(9)	N/M
Core FFO attributable to common stockholders		13,288	11,500	41,345	33,530	23.3%

Core FFO per share - basic		$0.55	$0.48	$1.67	$1.41	18.8%
Core FFO per share - diluted		$0.53	$0.47	$1.64	$1.38	18.8%

Amortization of deferred financing costs - long term debt		357	541	1,102	1,443	-23.7%
Equity-based compensation expense		1,434	1,291	4,069	3,944	3.2%
Adjustment for noncontrolling interests		(5)	(6)	(15)	(16)	-6.3%
AFFO attributable to common stockholders		15,074	13,326	46,501	38,901	19.5%

AFFO per share - basic		$0.62	$0.55	$1.88	$1.63	15.2%
AFFO per share - diluted		$0.60	$0.54	$1.85	$1.60	15.2%

Weighted average common shares outstanding - basic		24,372	24,088	24,688	23,793	3.8%
Weighted average common shares outstanding - diluted		24,926	24,557	25,194	24,280	3.8%

Dividends declared per common share		$0.3125	$0.275	$0.938	$0.825	13.6%

FFO Coverage - diluted	(3)	2.20x	1.27x	1.76x	1.53x	15.03%
Core FFO Coverage - diluted	(3)	1.71x	1.70x	1.75x	1.67x	4.57%
AFFO Coverage - diluted	(3)	1.94x	1.97x	1.97x	1.94x	1.38%
(1)	Represents the percentage change for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019.
(2)	Represents additional cleaning, disinfecting and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.
(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	Q3 2020	Q3 2019	% Change	YTD 2020	YTD 2019	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$—	$484,250	N/M	$—	$635,746	N/M

Capitalized Rehab Expenditures
Interior	2,310	3,322	-30.5%	7,433	8,783	-15.4%
Exterior and common area	4,474	2,524	77.3%	15,432	7,661	101.4%

Capitalized Maintenance Expenditures
Recurring	1,545	1,627	-5.0%	4,123	4,240	-2.8%
Non-Recurring	1,171	1,599	-26.8%	3,116	4,026	-22.6%

Total Capital Expenditures	$9,500	$493,322	-98.1%	$30,104	$660,456	-95.4%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	153	1,143	1,208	1,986	5.6%	38.8%
Arbors on Forest Ridge	210	258	824	896	2,739	8.8%	31.6%
Atera Apartments	380	205	1,131	1,275	3,217	12.7%	53.6%
Avant at Pembroke Pines	1,520	88	1,433	1,648	11,059	15.0%	23.3%
Beechwood Terrace	300	354	892	970	3,602	8.8%	26.0%
Bella Solara	320	23	1,051	1,195	9,598	13.7%	18.0%
Bella Vista	248	70	1,214	1,364	11,469	12.3%	15.7%
Bloom	528	14	1,021	1,172	13,703	14.8%	13.2%
Brandywine I & II	632	164	926	1,080	8,731	16.7%	21.2%
Cedar Pointe	210	139	1,003	1,092	3,667	8.9%	29.2%
Courtney Cove	324	175	821	924	4,840	12.5%	25.5%
Crestmont Reserve	242	127	816	874	2,453	7.1%	28.3%
Cutter's Point	—	218	1,026	1,114	3,792	8.6%	27.8%
Hollister Place	260	419	950	1,044	3,870	9.9%	29.1%
Madera Point	256	222	827	922	3,924	11.4%	29.0%
Parc500	217	164	1,162	1,344	14,799	15.6%	14.7%
Radbourne Lake	225	314	1,031	1,073	893	4.1%	56.5%
Residences at Glenview Reserve	360	42	932	1,101	10,326	18.2%	19.7%
Residences at West Place	342	55	1,229	1,348	6,181	9.7%	23.2%
Rockledge Apartments	708	620	1,169	1,271	4,850	8.7%	25.3%
Sabal Palm at Lake Buena Vista	400	255	1,136	1,222	597	7.6%	172.4%
Seasons 704 Apartments	222	165	1,038	1,138	5,818	9.6%	20.6%
Silverbrook	642	696	833	900	2,635	8.0%	30.4%
Summers Landing	196	59	927	1,012	3,101	9.2%	33.0%
Summit at Sabal Park	252	346	939	1,009	3,269	7.5%	25.8%
The Cornerstone	430	317	938	1,026	5,235	9.4%	20.1%
The Enclave	204	68	1,256	1,402	10,405	11.7%	16.9%
The Heritage	204	62	1,171	1,316	11,615	12.5%	15.1%
The Preserve at Terrell Mill	752	521	789	936	9,476	18.6%	18.6%
The Venue on Camelback	415	136	667	925	10,641	38.7%	29.1%
Timber Creek	352	274	901	1,009	5,420	12.0%	23.9%
Torreyana Apartments	315	8	1,139	1,259	13,826	10.6%	10.5%
Venue at 8651	333	398	861	944	4,368	9.6%	22.7%
Versailles	388	455	848	925	3,928	9.0%	23.4%
Total/Weighted Average	12,733	7,584	$948	$1,045	$4,798	10.3%	24.4%

Planned Value-Add Programs			Projected Avg. Rent			Rent Change & ROI (Projections)
Old Farm	734	—	$1,226	$1,316	TBD	7.3%	TBD
Stone Creek at Old Farm	190	—	1,261	1,305	TBD	3.5%	TBD
Total/Weighted Average Planned	924	—	$1,233	$1,314	TBD	6.6%	TBD
(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through September 30, 2020.
(3)	Inclusive of all full and partial interior upgrades completed and leased through September 30, 2020.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of September 30, 2020 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge	Floating	84	$13,130	1.83%	7/1/2024
Cutter's Point	Floating	84	16,640	1.83%	7/1/2024
Silverbrook	Floating	84	30,590	1.83%	7/1/2024
Beechwood Terrace	Floating	84	23,365	1.59%	9/1/2025
The Summit at Sabal Park	Floating	84	13,560	1.77%	7/1/2024
Courtney Cove	Floating	84	13,680	1.77%	7/1/2024
The Preserve at Terrell Mill	Floating	84	42,480	1.77%	7/1/2024
Versailles	Floating	84	23,880	1.77%	7/1/2024
Seasons 704 Apartments	Floating	84	17,460	1.77%	7/1/2024
Madera Point	Floating	84	15,150	1.77%	7/1/2024
Venue at 8651	Floating	84	13,734	1.93%	7/1/2024
The Venue on Camelback	Floating	84	28,093	1.83%	7/1/2024
Old Farm	Floating	84	52,886	1.83%	7/1/2024
Stone Creek at Old Farm	Floating	84	15,274	1.83%	7/1/2024
Timber Creek	Floating	84	24,100	1.41%	10/1/2025
Radbourne Lake	Floating	84	20,000	1.44%	10/1/2025
Sabal Palm at Lake Buena Vista	Floating	84	42,100	1.45%	9/1/2025
Cornerstone	Fixed	120	21,420	4.24%	3/1/2023
Parc500	Fixed	120	15,021	4.49%	8/1/2025
Hollister Place	Floating	84	14,811	1.49%	10/1/2025
Rockledge Apartments	Floating	84	68,100	1.72%	7/1/2024
Atera Apartments	Floating	84	29,500	1.63%	11/1/2024
Cedar Pointe	Floating	84	17,300	1.50%	9/1/2025
Crestmont Reserve	Floating	84	12,061	1.33%	10/1/2025
Brandywine I & II	Floating	84	43,835	1.33%	10/1/2025
Bella Vista	Floating	84	29,040	1.47%	2/1/2026
The Enclave	Floating	84	25,322	1.47%	2/1/2026
The Heritage	Floating	84	24,625	1.47%	2/1/2026
Summers Landing	Floating	84	10,109	1.33%	10/1/2025
Residences at Glenview Reserve	Floating	84	26,560	1.59%	10/1/2025
Residences at West Place	Fixed	120	33,817	4.24%	10/1/2028
Avant at Pembroke Pines	Floating	84	177,100	1.58%	9/1/2026
Arbors of Brentwood	Floating	84	34,237	1.58%	10/1/2026
Torreyana Apartments	Floating	84	37,400	1.85%	12/1/2026
Bloom	Floating	84	58,850	1.85%	12/1/2026
Bella Solara	Floating	84	36,575	1.85%	12/1/2026
			$1,121,805
Fair market value adjustment			1,312
Deferred financing costs, net of accumulated amortization of $3,348			(6,544)
			$1,116,573
(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.
(2)	Interest rate is based on one-month LIBOR plus an applicable margin, except for fixed rate mortgage debt. One-month LIBOR as of September 30, 2020 was 0.1483%.

Credit Facility

The following table contains summary information concerning the Company’s credit facility as of September 30, 2020 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date
Corporate Credit Facility	Floating	24	$215,000	2.65%	1/28/2021
Deferred financing costs, net of accumulated amortization of $1,592			(460)
			$214,540
(1)	Interest rate is based on one-month LIBOR plus an applicable margin. One-month LIBOR as of September 30, 2020 was 0.1483%.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Interest Rate Swap Agreements

As of September 30, 2020, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
July 1, 2016	June 1, 2021	KeyBank	$100,000	1.1055%
July 1, 2016	June 1, 2021	KeyBank	100,000	1.0210%
July 1, 2016	June 1, 2021	KeyBank	100,000	0.9000%
September 1, 2016	June 1, 2021	KeyBank	100,000	0.9560%
April 1, 2017	April 1, 2022	KeyBank	100,000	1.9570%
May 1, 2017	April 1, 2022	KeyBank	50,000	1.9610%
July 1, 2017	July 1, 2022	KeyBank	100,000	1.7820%
June 1, 2019	June 1, 2024	KeyBank	50,000	2.0020%
June 1, 2019	June 1, 2024	Truist	50,000	2.0020%
September 1, 2019	September 1, 2026	KeyBank	100,000	1.4620%
September 1, 2019	September 1, 2026	KeyBank	125,000	1.3020%
January 3, 2020	September 1, 2026	KeyBank	92,500	1.6090%
March 4, 2020	June 1, 2026	Truist	100,000	0.8200%
			$1,167,500	1.3792%	(2)
(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of September 30, 2020, one-month LIBOR was 0.1483%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

The following table contains summary information regarding our forward interest rate swaps (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
June 1, 2021	September 1, 2026	KeyBank	$200,000	0.8450%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.9530%
September 1, 2026	January 1, 2027	KeyBank	92,500	1.7980%
			$492,500	1.0678%	(2)

(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of September 30, 2020, one-month LIBOR was 0.1483%.
(2)	Represents the weighted average fixed rate of the forward interest rate swaps.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

		Payments Due by Period (in thousands)
		Total	2020	2021	2022	2023	2024	Thereafter
Operating Properties Mortgage Debt
Principal payments		$1,121,805	$191	$896	$1,513	$21,300	$395,180	$702,725
Interest expense	(1)	147,155	8,875	33,174	28,800	26,533	21,905	27,868
Total		$1,268,960	$9,066	$34,070	$30,313	$47,833	$417,085	$730,593

Credit Facility
Principal payments	(2)	$215,000	$—	$215,000	$—	$—	$—	$—
Interest expense		1,883	1,456	427	—	—	—	—
Total		$216,883	$1,456	$215,427	$—	$—	$—	$—

Total contractual obligations and commitments		$1,485,843	$10,522	$249,497	$30,313	$47,833	$417,085	$730,593

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of September 30, 2020, we had entered into 13 interest rate swap transactions with a combined notional amount of $1.2 billion. We have allocated the total impact of expected settlements on the $1.2 billion notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used one-month LIBOR as of September 30, 2020 to determine our expected settlements through the terms of the interest rate swaps.

(2)	On October 13, 2020, the Company extended the maturity date of the Corporate Credit Facility from January 28, 2021 to January 28, 2022.

(1)

As of September 30, 2020, we had total indebtedness of $1.3 billion at an adjusted weighted average interest rate of 3.08%, of which $1.3 billion was debt with a floating interest rate. As of September 30, 2020, interest rate swap agreements effectively covered 100% of our $1.1 billion of floating rate mortgage debt outstanding and 53.9% of our $215.0 million floating rate credit facility. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.3792% for one-month LIBOR on the $1.2 billion notional amount of interest rate swap agreements that we have entered into as of September 30, 2020, which effectively fix the interest rate on $1.2 billion of our floating rate debt outstanding.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)
Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter's Point (3)	Richardson, TX	—	1/31/2014	15,845	1,357	17,202	—
Silverbrook	Grand Prairie, TX	642	1/31/2014	30,400	1,661	32,061	49,939
Beechwood Terrace	Antioch, TN	300	7/21/2014	21,400	1,815	23,215	77,383
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,656	20,706	82,167
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,691	20,641	63,707
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,438	25,688	114,169
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	4,334	27,084	76,943
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,662	34,212	79,563
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
Versailles	Dallas, TX	388	2/26/2015	26,165	3,917	30,082	77,531
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,592	23,842	71,598
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	456	23,788	125,200
Hollister Place	Houston, TX	260	2/1/2017	24,500	2,952	27,452	105,585
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Cedar Pointe	Antioch, TN	210	8/24/2018	26,500	2,252	28,752	136,914
Crestmont Reserve	Dallas, TX	242	9/26/2018	24,680	2,797	27,477	113,541
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,762	87,562	138,547
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Residences at Glenview Reserve	Nashville, TN	360	7/17/2019	45,000	5,695	50,695	140,819
Residences at West Place	Orlando, FL	342	7/17/2019	55,000	4,129	59,129	172,892
Avant at Pembroke Pines	Pembroke Pines, FL	1,520	8/30/2019	322,000	32,583	354,583	233,278
Arbors of Brentwood	Nashville, TN	346	9/10/2019	62,250	4,248	66,498	192,191
Torreyana Apartments	Las Vegas, NV	315	11/22/2019	68,000	2,771	70,771	224,670
Bloom	Las Vegas, NV	528	11/22/2019	106,500	4,786	111,286	210,769
Bella Solara	Las Vegas, NV	320	11/22/2019	66,500	3,642	70,142	219,194
Total/Weighted Average		13,657		$1,773,440	$147,690	$1,921,130	$140,670
(1)	Only includes properties owned as of September 30, 2020.
(2)	Includes interior and exterior rehab.
(3)

Cutter’s Point had 23 occupied units and 60 units available as of September 30, 2020. The remaining 136 units are still undergoing construction as a result of tornado damage sustained in 2019. The Company has decided to exclude all 196 units from the unit count until the majority of the units are available for rent.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Edgewater at Sandy Springs	Atlanta, GA	760	58,000	101,250	133,224	8/28/2019	100,219	47,329
Belmont at Duck Creek	Garland, TX	240	18,525	29,500	122,917	8/28/2019	29,148	11,985
The Ashlar	Dallas, TX	264	16,235	29,400	111,364	8/28/2019	29,050	13,205
Heatherstone	Dallas, TX	152	9,450	16,275	107,072	8/28/2019	16,054	6,368
The Pointe at the Foothills	Mesa, AZ	528	52,275	85,400	161,742	8/28/2019	84,663	37,925
Abbington Heights	Antioch, TN	274	17,900	28,050	102,372	8/30/2019	27,630	10,888
Southpoint Reserve at Stoney Creek	Fredericksburg, Virginia	156	17,000	23,500	150,641	3/20/2020	23,176	5,469
Willow Grove	Nashville, Tennessee	244	13,750	31,300	128,279	3/26/2020	31,005	17,513
Woodbridge	Nashville, Tennessee	220	16,000	31,700	144,091	3/26/2020	31,237	15,990
Eagle Crest	Irving, Texas	447	27,325	55,500	124,161	9/30/2020	54,779	30,160
Total/Weighted Average		7,873	$517,194	$823,925	$104,652		$812,716	$314,871
(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) the cost of funds, (2) acquisition costs, (3) advisory and administrative fees, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (5) corporate general and administrative expenses, (6) other gains and losses that are specific to us including loss on extinguishment of debt and modification costs, (7) casualty-related expenses/(recoveries) and casualty gain (loss), (8) miscellaneous income derived from recognition of lost rents covered by insurance, (9) pandemic expenses that are not reflective of continuing operations of the properties and (10) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional and franchise tax fees. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to redeemable noncontrolling interests in the OP and we show the combined amounts attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties and defeasance costs incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt and costs incurred in connection with a debt modification that are expensed), casualty-related expenses/recoveries, casualty gains or losses, pandemic expenses, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing and the noncontrolling interests related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing, and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

NOI and Same Store NOI for the three and nine months ended September 30, 2020 and 2019

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Same Store NOI for the three and nine months ended September 30, 2020 and 2019 to net income, the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2020	2019	2020	2019
Net income		$29,641	$119,104	$48,362	$112,744
Adjustments to reconcile net income to NOI:
Advisory and administrative fees		1,976	1,891	5,777	5,613
Corporate general and administrative expenses		2,807	2,339	8,440	7,313
Casualty-related expenses/(recoveries)	(1)	(47)	34	726	26
Casualty gains		(4,960)	—	(3,932)	—
Miscellaneous income		(322)	—	(1,401)	—
Pandemic expense	(2)	191	—	475	—
Property general and administrative expenses	(3)	350	375	1,097	1,069
Depreciation and amortization		17,723	17,228	62,479	45,692
Interest expense		11,049	9,960	33,704	26,638
Loss on extinguishment of debt and modification costs		596	2,869	1,470	2,869
Gain on sales of real estate		(30,160)	(127,700)	(69,151)	(127,700)
NOI		$28,844	$26,100	$88,046	$74,264
Less Non-Same Store
Revenues		(16,936)	(13,870)	(62,713)	(43,415)
Operating expenses		7,499	6,345	26,194	18,351
Same Store NOI		$19,407	$18,575	$51,527	$49,200
(1)	Adjustment to net income to exclude certain property operating expenses that are casualty-related expenses.
(2)	Represents additional cleaning, disinfecting and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.
(3)

Adjustment to net income to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI and Same Store NOI for the Three Months Ended June 30, 2020

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Same Store NOI for the three months ended June 30, 2020 to net loss, the most directly comparable GAAP financial measure (in thousands):

For the Three Months Ended June 30, 2020
Net loss	$(9,318)
Adjustments to reconcile net income to NOI:
Advisory and administrative fees	1,936
Corporate general and administrative expenses	2,932
Casualty-related recoveries	723
Casualty gains	1,079
Miscellaneous income	(1,079)
Pandemic expense	274
Property general and administrative expenses	278
Depreciation and amortization	21,418
Interest expense	10,993
Loss on extinguishment of debt and modification costs	—
Gain on sales of real estate	(19)
NOI	$29,217
Less Non-Same Store
Revenues	(16,036)
Operating expenses	6,985
Same Store NOI	$20,166

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	Q3 2020	Q3 2019
Total mortgage debt	$1,121,805	$1,060,948
Credit facilities	215,000	107,000
Total debt outstanding	1,336,805	1,167,948

Adjustments to arrive at net debt:
Cash and cash equivalents	(70,282)	(20,373)
Restricted cash held for value-add upgrades and green improvements	(11,918)	(16,535)
Net Debt	$1,254,605	$1,131,040
Enterprise Value (1)	$2,342,605	$2,291,040
Leverage Ratio	54%	49%
(1)	Enterprise Value is calculated as Market Capitalization plus Net Debt.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliation of 2020 Adjusted NOI Estimate

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our adjusted NOI estimate to estimated net income (loss) (the most directly comparable GAAP financial measure) for the periods presented below (in thousands):

For the Year Ended December 31, 2020
Estimate (1)
Net income	$32,753
Adjustments to reconcile net income to NOI:
Advisory and administrative fees	7,609
Corporate general and administrative expenses	11,941
Property general and administrative expenses	1,563
Depreciation and amortization	86,766
Total Loss on Debt Extinguishment	1,476
Interest expense	44,231
Casualty-related expenses/(recoveries)	(483)
Casualty losses	1,028
Miscellaneous income	(1,079)
Gain on sales of real estate	(69,655)
NOI	$116,150
(1)

Based on Green Street Advisors’ “Residential Sectors” Report dated April 19, 2020. FY 2020 Adjusted NOI estimate does not consider any additional acquisition or disposition activity for the remainder of the year.

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